Exhibit 1.1

Execution Version

TARGA RESOURCES PARTNERS LP

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of

up to $1,000,000,000

Equity Distribution Agreement

May 7, 2015

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10012

Deutsche Bank Securities Inc. 60 Wall Street New York New York 10005	Jefferies LLC 520 Madison Avenue New York, New York 10022

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, 8th Floor Atlanta, GA 30326

UBS Securities LLC 1285 Avenue of the Americas New York, New York 10019	Wells Fargo Securities, LLC 375 Park Avenue, 4th Floor New York, New York 10152

Ladies and Gentlemen:

Targa Resources Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), confirms its agreement (this “Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC,

Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price to the public of up to $1,000,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For the avoidance of doubt, the term “Units” as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. The Units are further described in the Prospectus referred to herein. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit A hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 19 hereof.

The Partnership, Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and Targa Resources Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Partnership, are collectively referred to herein as the “Targa Parties.” The Partnership’s direct or indirect majority-owned subsidiaries are listed in Schedule I-A attached hereto and are referred to herein as the “Subsidiaries” (and collectively with the Partnership, the “Partnership Entities”); and the subsidiaries listed in Schedule I-B attached hereto are referred to herein as the “Material Subsidiaries.”

2. Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement on Form S-3 (File Number: 333-203486), including a related Base Prospectus, for registration under the Act of the offering and sale of Common Units, including the Units, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has been declared or become effective under the Act. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, meets the requirements set forth in Rule 415(a)(1)(x).

The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Partnership files a successor registration statement with respect to the Units, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(b) No Material Misstatements or Omissions in Registration Statement or Prospectus. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Manager consists of the information described as such in Section 7(b) hereof.

(c) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

(d) Regulation M Exceptions. The Common Units are an “actively-traded security” as defined in Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(e) Other Sales Agency Agreements. The Partnership is not a party to any other effective sales agency agreements or other similar arrangements, excluding the equity distribution agreement dated May 5, 2014, among the Partnership, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC, and filed on the Partnership’s Current Report on Form 8-K on May 5, 2014 (the “Effective Sales Agency Agreement”), with any agent or any other representative in respect of at the market offerings of Common Units in accordance with Rule 415(a)(4) of the Act.

(f) Formation and Qualification. Each of the Partnership, the General Partner and the Material Subsidiaries has been duly organized or formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction set forth opposite its name in Schedule II attached hereto with full power and authority to own or lease its properties and to conduct its business, in each case as described in the Prospectus, in all material respects. Each of the Partnership, the General Partner and the Material Subsidiaries is duly registered or qualified to do business as a foreign limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires such registration or qualification, except where the failure to be so registered or qualified would not reasonably be expected to have a Material Adverse Effect. “Material Adverse Effect” shall mean a material adverse effect on the business or properties, earnings, condition (financial or otherwise) or prospects, taken as a whole, of the Partnership and its Subsidiaries, considered as one enterprise, whether or not in the ordinary course of business.

(g) Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Prospectus.

(h) Ownership of the General Partner. Targa GP Inc., a Delaware corporation (“TGPI”), owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly and validly authorized and issued in accordance with the limited liability company agreement of the General Partner (as the same has been amended or restated, the “GP LLC Agreement”), and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and TGPI owns such membership interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) (except restrictions on transferability and other Liens as described in the Prospectus and arising under the Credit Agreement, dated February 27, 2015, by and among Targa Resources Corp., Bank of America, N.A., as administrative agent, collateral agent, swing line lender and the L/C issuer and each lender from time to time party thereto (the “TRC Credit Agreement”).

(i) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, taking into account the general partner interests which will be issued on or before a record date, end of a month or end of a quarter pursuant to Section 5.2(c) of the Partnership Agreement; such general partner interest has been duly and validly authorized and issued in accordance with the partnership agreement of the Partnership (as the same has been amended or restated, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all Liens other than (i) those created by or arising under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or the Partnership Agreement, (ii) restrictions on transferability and other Liens described in the Prospectus, (iii) those arising under that certain Second Amended and Restated Credit Agreement, dated October 3, 2012, by and among the Partnership, Bank of America, N.A., as administrative agent, collateral agent, swing line lender and L/C issuer, and other lenders named therein (as supplemented, amended or restated and together with the agreements, exhibits and attachments contemplated or included therein, the “Partnership Credit Agreement”) or (iv) those arising under the TRC Credit Agreement.

(j) Capitalization; Ownership of Incentive Distribution Rights. As of 8:00 a.m., Central Standard Time, on the date hereof (and prior to the issuance of the Units as contemplated by this Agreement), the issued and outstanding limited partnership interests of the Partnership consist of 180,830,462 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement); the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (except restrictions on transferability and other Liens as described in the Prospectus or arising under the TRC Credit Agreement).

(k) Valid Issuance of the Units. The Units have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(l) Ownership of Material Subsidiaries. All of the issued and outstanding equity interests of each Material Subsidiary (i) have been duly authorized and validly issued (in accordance with the limited partnership or limited liability company agreement (collectively, the “Organizational Agreements”) or the certificate of limited partnership, formation or conversion, or other similar organizational document (in each case as in effect on the date hereof and as the same has been amended or restated) (collectively with the Organizational Agreements, the “Organizational Documents”), as applicable, of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable), other than equity interests that are not owned, directly or indirectly, by the Partnership, and (ii) other than Cedar Bayou Fractionators, L.P., a Delaware limited partnership (“CBF”), are owned, directly or indirectly, by the Partnership, free and clear of all Liens, other than those arising under the Partnership Credit Agreement. The Partnership owns, directly or indirectly, an 88% interest in CBF, in each case free and clear of all Liens except those arising under the Partnership Credit Agreement and the applicable Organizational Documents. The Subsidiaries other than the Material Subsidiaries did not, individually or in the aggregate, account for (x) more than 10% of the total assets of the Partnership and the Subsidiaries, taken as a whole, as of March 31, 2015 or (y) more than 10% of the net income of the Partnership and the Subsidiaries, taken as a whole, for the year ended December 31, 2014.

(m) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Prospectus or provided for in the Organizational Documents of the Partnership, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(n) Authority and Authorization. All partnership action required to be taken by the Partnership or its partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated hereby, have been validly taken or, at each Settlement Date, shall have been validly taken, to the extent required to be taken at such times.

(o) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

(p) Enforceability of Certain Organizational Agreements. The Organizational Agreements of the Partnership, the General Partner and the Material Subsidiaries, as applicable, have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their terms; provided, that, with respect to such agreements, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(q) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the transactions contemplated by this Agreement, (A) conflicts or will conflict with, or constitutes or will constitute a violation of the Organizational Documents of the Partnership, the General Partner or the Material Subsidiaries, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership, the General Partner or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, the General Partner or any of the Material Subsidiaries or any of their respective properties in a proceeding to which any of them or any of their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership, the General Partner or any of the Material Subsidiaries (other than Liens created pursuant to the Partnership Credit Agreement or the TRC Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(r) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“Permits”) of or with any court or governmental agency or body having jurisdiction over the Partnership, the General Partner or any of the Material Subsidiaries or any of their respective properties or assets is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated hereby, except (i) such Permits as may be required under the Act, the Exchange Act and state securities or “Blue Sky” laws of any jurisdiction, (ii) such Permits as have been obtained or will be obtained prior to each Settlement Date, (iii) such Permits that, if not obtained, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) such Permits as are disclosed in the Prospectus.

(s) No Defaults. None of the Partnership, the General Partner or the Material Subsidiaries is in (i) violation of its Organizational Documents, or of any statute, law, rule or regulation, or any judgment, order, injunction or decree of any court, governmental agency or body or arbitrator having jurisdiction over the Partnership, the General Partner or any of the Material Subsidiaries or any of their respective properties or assets or (ii) breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which in the case of either clause (i) or (ii) would, if continued, have a Material Adverse Effect.

(t) Conformity of Units to Description. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Prospectus.

(u) No Labor Dispute. No labor problem or dispute with the General Partner’s employees exists or is threatened or imminent, that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(v) Financial Statements. The audited consolidated financial statements of the Partnership and its Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial position, results of operations and cash flows of the Partnership and its consolidated Subsidiaries purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The audited consolidated financial statements of Atlas Pipeline Partners, L.P. (“Atlas”) and its subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial position, results of operations and cash flows of Atlas and its consolidated Subsidiaries purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except to the extent disclosed therein. The unaudited pro forma condensed consolidated financial statements of the Partnership and its Subsidiaries and the related notes thereto incorporated by reference in the Prospectus and the Registration Statement present fairly the information contained therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

(w) Independent Public Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Partnership and its Subsidiaries and delivered its reports with respect to the audited consolidated financial statements incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Partnership within the meaning of the Act and the applicable published rules and regulations thereunder. Grant Thornton LLP, which has certified the financial statements of Atlas and delivered its report with respect to the audited consolidated financial statements of Atlas incorporated by reference in the Prospectus, is an independent public accounting firm within the meaning of the Act and the applicable published rules and regulations thereunder.

(x) Litigation. Except as set forth or contemplated in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which the Partnership or any Material Subsidiary is or may be a party or to which the business or property of any of the Partnership or any Material Subsidiary is or may be subject, (ii) to the knowledge of the Partnership, no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership or any Material Subsidiary is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, prevent or result in the suspension of the offering and issuance of the Units or draw into question the validity of this Agreement.

(y) Title to Properties. The Partnership and the Material Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Prospectus as owned by the Partnership Entities, free and clear of all Liens, except (i) as described, and subject to limitations contained, in the Prospectus, (ii) Liens that arise under the Partnership Credit Agreement or the TRC Credit Agreement or (iii) to the extent the failure to have such title or the existence of such Liens would not, individually or in the aggregate, have a Material Adverse Effect; provided that, with respect to any real property and buildings held under lease by the Partnership and the Material Subsidiaries, such real property and buildings are or will be held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Prospectus and are proposed to be used in the future as described in the Prospectus, except to the extent the failure to hold such valid and subsisting and enforceable leases would not, individually or in the aggregate, have a Material Adverse Effect.

(z) Rights-of-Way. The Partnership and the Material Subsidiaries have such easements or rights-of-way (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect, and (iii) rights-of-way held by affiliates of the Partnership as nominee for the benefit of the Partnership and the Material Subsidiaries.

(aa) Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Partnership or sale by the Partnership of the Units.

(bb) Tax Returns. Each of the Partnership and the Material Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(cc) Insurance. The Partnership and the Material Subsidiaries carry or are entitled to the benefits of insurance relating to their assets, with financially sound and reputable insurers, in such amounts and covering such risks as is commercially reasonable, and all such insurance is in full force and effect. The Partnership and the Material Subsidiaries have no reason to believe that they will not be able to (i) renew their existing insurance coverage relating to their respective assets as and when such policies expire or (ii) obtain comparable coverage relating to their respective assets from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.

(dd) Distribution Restrictions. No Material Subsidiary is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except (i) as described in or contemplated by the Prospectus, (ii) arising under the Partnership Credit Agreement, (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s governing instruments and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(ee) Possession of Licenses and Permits. The Partnership and the Material Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure so to possess would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; the Partnership and the Material Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result, singly or in the aggregate, in a Material Adverse Effect; and, except as described in the Prospectus, the Partnership and the Material Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(ff) Environmental Laws. Each of the Partnership and the Material Subsidiaries (i) is in compliance with applicable federal, state and local laws and regulations relating to the prevention of pollution or protection of the environment or imposing legally enforceable liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has timely applied for or received all permits required of them under applicable Environmental Laws to conduct their respective businesses as presently conducted, (iii) is in compliance with all terms and conditions of any such permits received and (iv) has not received notice of any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. In the ordinary course of business, the Partnership and the Material Subsidiaries periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, except as described in the Prospectus, the Partnership and the Material Subsidiaries have reasonably concluded that such associated costs and liabilities would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(gg) ERISA. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Partnership and each Material Subsidiary is in compliance with its obligations under all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) with respect to each “plan” (as defined in Section 3(3) of ERISA) in which any current or former employees of the Partnership or of any trade or business that, together with the Partnership, is or has been treated, within the six years preceding such date, as a single employer under Section 4001(b)(1) of ERISA or Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) are or have been eligible to participate; no “reportable event” (as defined in ERISA) has occurred with respect to any such plan that is a “pension plan” (as defined in ERISA, hereinafter a “Pension Plan”) for which any of the Partnership or a Material Subsidiary would have any liability, excluding any reportable event for which a waiver could apply; neither the Partnership nor any of the Material Subsidiaries expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan or (ii) Sections 430 or 4971 of the Code with respect to any Pension Plan.

(hh) Description of Legal Proceedings and Contracts; Filing of Exhibits. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened or contemplated, against any of the Partnership or the Material Subsidiaries, or to which any of the Partnership or the Material Subsidiaries is a party, or to which any of their properties or assets is subject, that are required to be described in the Registration Statement that are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act or the rules and regulations thereunder.

(ii) Sarbanes-Oxley Act of 2002. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated in connection therewith and the rules of the New York Stock Exchange (the “NYSE”) that are effective and applicable to the Partnership.

(jj) Investment Company. None of the Partnership Entities is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will any of the Partnership Entities be, an “investment company” or a company “controlled by” an “investment company,” each as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(kk) Books and Records; Internal Controls. The Partnership and the Material Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership’s and the Material Subsidiaries’ internal controls over financial reporting are effective and none of the Partnership and the Material Subsidiaries are aware of any material weakness in its internal control over financial reporting.

(ll) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports filed or to be filed or submitted under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(mm) Market Stabilization. None of the Partnership or the Material Subsidiaries has taken, nor will any of them take, directly or indirectly, any action designed to, or that would constitute or that might be reasonably expected to result in, stabilization or manipulation of the price of Common Units to facilitate the sale or resale of the Units.

(nn) Foreign Corrupt Practices Act. None of the Partnership, the Material Subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or any of the Material Subsidiaries (in their capacity as directors, officers, agents or employees) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Partnership, the Material Subsidiaries and, to the knowledge of the Partnership, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(oo) Money Laundering Laws. The operations of the Partnership and the Material Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and

Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the USA PATRIOT Act, the rules and regulations thereunder, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership, any of the Material Subsidiaries or the General Partner with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.

(pp) Office of Foreign Assets Control. None of the Partnership, Material Subsidiaries or, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of the Partnership or the Material Subsidiaries (in their capacity as directors, officers, agents or employees) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq) No Distribution of Other Offering Materials. None of the Partnership, the General Partner or the Material Subsidiaries has distributed or will distribute any offering material in connection with the offering and sale of the Units other than the Prospectus Supplement, the Prospectus and any other materials, if any, permitted by the Act, including Rule 134.

(rr) Listing on the NYSE. The Units have been approved to be listed on the NYSE, subject only to official notice of issuance.

Any certificate signed by any officer of the General Partner on behalf of the Partnership and delivered to any Manager or counsel for the Managers in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Sale of Units by the Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership, through any of the individuals listed as “Authorized Representatives” on Schedule III hereto, as the same may be amended or supplemented by the Partnership in its sole discretion upon advance notice to the Managers, has instructed such Manager by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 of this Agreement. The Partnership will designate (i) the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement), (ii) the minimum price per Unit at which such Units may be sold and (iii) the compensation payable to such Manager for such sales pursuant to Section 3(a)(v), which compensation shall have been discussed and agreed to by the Partnership and such Manager. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Partnership’s Common Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) no Manager shall be under any obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors of the General Partner (the “Board”), a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by electronic mail or telephone (and in the case of telephone, confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A)(1) by means of ordinary brokers’ transactions between members of the NYSE, any other national securities exchange or facility thereof, a trading facility of a national securities association, or an alternative trading system that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 under the Act, (2) to or through a market maker, or (3) directly on or through an electronic communication network, a “dark pool” or any similar market venue and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when any Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price mutually agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The gross proceeds less such Manager’s commission shall constitute the net proceeds to the Partnership for such Units (the “Net Proceeds”). Payment of the Net Proceeds after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), for Units sold by the Partnership on any Settlement Date shall be made to the Partnership by federal funds wire transfer to the account of the Partnership against delivery of such Units to such Manager’s account, or an account of such Manager’s designee, at The Depository Trust Company (“DTC”).

(vi) Each Manager acting as sales agent hereunder shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a) setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by the Partnership to such Manager against payment of the Net Proceeds for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s account, or an account of such Manager’s designee, at DTC in return for payments in same day funds delivered to the account designated by the Partnership. If the Partnership or its transfer agent (if applicable) shall default on its obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager acting as sales agent hereunder breaches this Agreement by failing to deliver the Net Proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership to such Manager, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date. Any obligation of a Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) Sale of Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement, accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained, but modified in the manner described in Section 3(a)(viii) hereof, and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by such Manager.

(d) Limitations on Number and Amount of Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to such Manager in writing.

(e) Regulation M Exemption. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. The Partnership covenants and agrees with each Manager that:

(a) Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will not file any (i) amendment to the Registration Statement, (ii) supplement to the Prospectus or (iii) a Rule 462(b) Registration Statement relating to the Units (other than, in the case of clauses (i) and (ii) above, any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act), unless the Partnership has furnished to each Manager a copy for its review prior to filing and will not file any such proposed amendment, supplement or Registration Statement to which any Manager reasonably objects, unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or filing is required by law. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed in a form approved by the Managers, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise each Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose, and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly each Manager so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(c) Amendment of Registration Statement or Supplement of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify each Manager of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance; (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(d) Reports to Unitholders. In accordance with Section 11(a) of the Act and Rule 158, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(e) Signed Copies of the Registration Statement and Copies of the Prospectus. The Partnership will furnish to each Manager and counsel for the Managers, upon request and without charge, one copy of the executed Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by such Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any supplement thereto as such Manager may reasonably request.

(f) Qualification of Units in Certain Jurisdictions. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(g) No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(h) Limitations on Sale of Common Units. If sales of the Units have been made but not settled, or the Partnership has had outstanding with any Manager any instructions to sell the Units, in either case, within the prior three Business Days, the Partnership will not offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership or any person in privity with the Partnership or any affiliate of the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units, or publicly announce an intention to effect any such transaction without (i) giving such Manager at least three Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) such Manager suspending acting under this Agreement for such period of time requested by the Partnership or as deemed appropriate by such Manager in light of the proposed transaction; provided, however, that (i) the Partnership may issue and sell Common Units pursuant to this Agreement or any Terms Agreement, (ii) the Partnership may issue and sell Common Units pursuant to any employee benefit plan of the Partnership in effect on or prior to the Execution Time, and (iii) the Partnership may issue Common Units issuable upon the conversion, vesting or exercise of securities or the exercise of warrants outstanding at the Execution Time.

(i) Market Stabilization. The Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Units.

(j) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise each Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Managers pursuant to Section 6 herein.

(k) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein, any prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) the Partnership shall file an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request (such commencement or recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) herein, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to each Manager (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(d) hereof which were last furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to such Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(d), modified as described immediately above to the time of delivery of such certificate.

(l) Opinion of Partnership Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) and to counsel to the Managers a written opinion of Vinson & Elkins L.L.P., counsel to the Partnership (“Partnership Counsel”), dated as of such Representation Date, in form and substance satisfactory to such Manager(s), of the same tenor as the opinion referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(m) Opinion of Managers’ Counsel. At each Representation Date, Baker Botts L.L.P., counsel to the Managers, shall deliver a written opinion, dated as of such Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), of the same tenor as the opinion referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

(n) Letter of Independent Accountants. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales as contemplated herein), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Units are delivered to a Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause PricewaterhouseCoopers LLP and Grant Thornton LLP, as applicable, or other independent accountants satisfactory to the Managers (or, in the case of subclause (ii) above, the relevant Manager party to such Terms Agreement) forthwith, to furnish such Manager(s) a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form and substance satisfactory to such Manager(s), to the effect of the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(o) Due Diligence. At each Representation Date, if requested by any Manager, the Partnership will conduct a due diligence session, in form and substance satisfactory to such Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from, or review conducted by, the Managers or their agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as any Manager may reasonably request.

(p) Managers Trading. The Partnership consents to any Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Units sold through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant period.

(r) Failure of Certain Conditions. If, to the knowledge of the Partnership, the conditions set forth in Section 6(a), 6(f) or 6(g) shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(s) Acceptance of Offer to Purchase. Each acceptance by the Partnership of an offer to purchase the Units hereunder, and each execution and delivery by the Partnership of a Terms Agreement, shall be deemed to be an affirmation to each Manager that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Units relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed modified to relate to the Registration Statement, the Prospectus and the documents incorporated by reference therein, in each case as amended or supplemented as of such date).

(t) NYSE Listing. The Partnership will use its commercially reasonable efforts to cause the Units to be listed for trading on the NYSE and to maintain such listing.

(u) Delivery of Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(w) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus Supplement.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus and any amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus and any amendment or supplement thereto, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Managers relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of the Partnership’s representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and the reasonable fees and expenses of counsel for the Managers; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. It is understood, however, that except as provided in Sections 3(a)(v) and 7 hereof, each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Partnership of its obligations hereunder, and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have requested and caused the Partnership Counsel to furnish to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every Representation Date, its opinion dated as of such date, in form and substance satisfactory to such Manager to the effect that:

(i) Formation and Qualification. Each of the Partnership, the General Partner and the Material Subsidiaries has been duly formed or organized, as the case may be, and is validly existing as a limited partnership or limited liability company, as applicable, and is in good standing under the laws of its respective jurisdiction of formation or organization with full power and authority necessary to own or lease its properties and to conduct its business, in each case, as described in the Prospectus, in all material respects.

(ii) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as general partner of the Partnership in all material respects as described in the Prospectus.

(iii) Ownership of the General Partner. TGPI owns all of the issued and outstanding membership interests of the General Partner; such membership interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and TGPI owns such membership interests free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Prospectus or the GP LLC Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming TGPI as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(iv) Ownership of the General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, taking into account the general partner interests which will be issued on or before a record date, end of a month or end of a quarter pursuant to Section 5.2(c) of the Partnership Agreement; such general partner interest has been duly and validly authorized and issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Prospectus or the Partnership Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(v) Capitalization; Ownership of Incentive Distribution Rights. As of 8:00 a.m., Central Standard Time, on the date hereof (and prior to the issuance of the Units), the issued and outstanding limited partnership interests of the Partnership consist of 180,830,462 Common Units and the Incentive Distribution Rights; the General Partner owns 100% of the Incentive Distribution Rights; all of such Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly and validly authorized and issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns the Incentive Distribution Rights free and clear of all Liens (other than (a) those created by or arising under the laws of the State of Delaware, (b) restrictions on transferability and other Liens described in the Prospectus or the Partnership Agreement, (c) those arising under the TRC Credit Agreement and (d) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel, without independent investigation.

(vi) Valid Issuance of the Units. The Units to be purchased by, or sold through, any Manager hereunder have been duly authorized for issuance and sale to or through such Manager pursuant to this Agreement and, when issued and delivered by the Partnership pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-607 and 17-804 of the Delaware LP Act).

(vii) No Preemptive Rights, Registration Rights or Options. Except for preemptive rights identified in the Prospectus, there are no outstanding options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership, in each case pursuant to any agreement or instrument listed as an exhibit to the Registration Statement (other than the Organizational Documents of the Partnership), in either case to which the Partnership is a party or by which it may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership pursuant to any agreements or instruments listed as an exhibit to the Registration Statement other than as described in the Prospectus, as set forth in the Partnership Agreement or as have been waived.

(viii) Ownership of Material Subsidiaries. All of the issued and outstanding equity interests of each Material Subsidiary (other than CBF) (a) have been duly authorized and validly issued (in accordance with the Organizational Documents of such Material Subsidiary), are fully paid (to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act) and (b) are owned, directly or indirectly, by the Partnership, free and clear of all Liens (other than (i) those created by or arising under the limited liability company laws of the State of Delaware; (ii) restrictions on transferability and other Liens described in the Prospectus or the Organizational Documents of such Material Subsidiary; (iii) those arising under the Partnership Credit Agreement; and (iv) those imposed by the Act and the securities or “Blue Sky” laws of certain jurisdictions) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor or, in the case of equity interests of a Material Subsidiary owned directly by one or more other Material Subsidiary, naming any such other Material Subsidiary as debtor(s), is on file as of a recent date in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(ix) Authority and Authorization. All partnership action required to be taken by the Partnership or its partners for the authorization, issuance, sale and delivery of the Units, the execution and delivery by the Partnership of this Agreement and the consummation of the transactions contemplated by this Agreement to be completed, have been validly taken to the extent required to be taken as of the date hereof.

(x) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership.

(xi) Enforceability of Certain Organizational Agreements. The Organizational Agreements of the Partnership, the General Partner and the Material Subsidiaries have been duly authorized, executed and delivered by the Partnership, the General Partner and the Material Subsidiaries, if applicable, and are valid and legally binding agreements of the Partnership, the General Partner and the Material Subsidiaries, as applicable, enforceable against the Partnership, the General Partner and the Material Subsidiaries, as applicable, in accordance with their terms; provided, that, with respect to each of the Organizational Agreements, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xii) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership, or (iii) the consummation of the transactions contemplated by this Agreement, (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership, the General Partner or the Material Subsidiaries, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any agreement or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein or the Partnership Credit Agreement or the TRC Credit Agreement or (C) violates or will violate the Delaware LP Act, the Delaware LLC Act or federal law, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B) or (C), would reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Partnership to consummate the transactions provided for in this Agreement; provided, however, that no opinion need be expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(xiii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification under the Delaware LP Act, the Delaware LLC Act, Texas law or federal law is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated by this Agreement except (i) for such permits, consents, approvals and similar authorizations required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, as to which such counsel need not express any opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Prospectus.

(xiv) Effectiveness of Registration Statement. The Registration Statement became effective under the Act on April 27, 2015; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(xv) Form of Registration Statement and Prospectus. The Registration Statement, on the initial Effective Date, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date of such opinion, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial and statistical data contained in or omitted from the Registration Statement or the Prospectus.

(xvi) Description of Common Units. The statements included in the Registration Statement and the Prospectus under the captions “Summary—The Offering,” “Description of our Common Units,” “The Partnership Agreement” and “Cash Distribution Policy” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units), are accurate summaries of the terms of such Common Units in all material respects.

(xvii) Descriptions and Summaries. The statements included in the Registration Statement under the captions “Cash Distribution Policy,” “The Partnership Agreement” and “Investment in Targa Resources Partners LP by Employee Benefit Plans” and under the caption “Certain Relationships and Related Transactions, and Director Independence,” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2014 (“2014 Annual Report”) insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects. The description of the federal statutes, rules and regulations set forth in the 2014 Annual Report under “Business—Regulation of Operations” and “Business—Environmental and Operational Health and Safety Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xviii) Tax Opinion. The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and each Manager may rely upon such opinion as if it were addressed to them.

(xix) Investment Company. The Partnership is not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon the representations and warranties in this Agreement, certificates of officers and employees of the Targa Parties and upon information obtained from public officials to the extent such counsel deems reasonable, (ii) assume that all documents submitted to such counsel as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that its opinion is limited to matters governed by federal law and the Delaware LP Act, Delaware LLC Act and the laws of the State of Texas, and (iv) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Material Subsidiaries may be subject. Such counsel may exclude any non-wholly-owned entities from its opinion regarding ownership of Material Subsidiaries.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership and the General Partner, the independent registered public accountants of the Partnership and the Managers’ representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or

(B) the Prospectus, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s reports thereon, or any other financial and accounting information, included in, or incorporated by reference in, the Registration Statement or the Prospectus, and (ii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any document incorporated by reference therein.

(c) Each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) shall have received from Baker Botts L.L.P., counsel for the Managers, on every Representation Date, its opinion, dated as of such date and addressed to such Manager(s), with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as such Manager(s) may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Partnership shall have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement), on every Representation Date, a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer, Chief Financial Officer or the President - Finance and Administration of the General Partner, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any amendment or supplement thereto and this Agreement and that:

(i) the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(e) The Partnership shall have requested and caused PricewaterhouseCoopers LLP and Grant Thornton LLP to have furnished to each Manager (or, in the case of Section 4(n)(ii), the relevant Manager party to such Terms Agreement), on every date specified in Section 4(n) hereof and to the extent requested by such Manager(s) in connection with any offering of the Units, letters (which may refer to letters previously delivered to such Manager(s)), dated as of such date, in form and substance satisfactory to such Manager(s) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference in, the Registration Statement and the Prospectus.

(f) Between the Execution Time and any Time of Delivery, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of any Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto).

(g) Between the Execution Time and any Time of Delivery, there shall not have been any decrease in the rating of any of the Partnership’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement or any Terms Agreement.

(i) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(j) The Partnership shall have furnished to each Manager (or, in the case of a Representation Date of the type described in Section 4(k)(iii), the relevant Manager party to such Terms Agreement) at each Representation Date such further information, certificates and documents as such Manager(s) may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager and counsel for the Managers, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Baker Botts L.L.P., counsel for the Managers, at 2001 Ross Avenue, Dallas, Texas 75201, or electronically if agreed to by the parties, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents and affiliates of each Manager and each person who controls any Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing for or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.

(b) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Manager, but only with reference to written information relating to a Manager furnished to the Partnership by or on behalf of such Manager specifically for inclusion in the documents referred to in the foregoing indemnity, which information consists only of the name of each Manager. This indemnity agreement will be in addition to any liability which any Manager may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and each Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership and the Managers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and by the Managers, on the other, from the offering of the Units; provided, however, that in no case shall any Manager be responsible for any amount in excess of the compensation to such Manager for sales of the Units hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Managers severally shall contribute in such relative proportions as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and of the Managers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Partnership shall be deemed to be equal to the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership, as determined by this Agreement or any applicable Terms Agreement, and benefits received by any Manager shall be deemed to be equal to the total compensation received by such Manager with respect to the Units purchased under this Agreement, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership on the one hand or by or on behalf of any Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and each Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of a Manager shall have the same rights to contribution as any Manager, and each person who controls the Partnership within the meaning of either the Act or the Exchange Act, each officer of the General Partner, who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d) to collect such amounts from the Partnership, except in the event that the Partnership commences or becomes subject to any bankruptcy, liquidation, reorganization, moratorium or other proceeding providing protection from creditors generally.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement, with respect to any or all of the Managers, relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination, and (iii) the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 11, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect with respect to such Manager notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or otherwise by mutual agreement of all of the parties and (ii) the termination of the obligations of each Manager pursuant to Section 8(b) above; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (iii) a banking moratorium shall have been declared either by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus.

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the General Partner’s officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Managers or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units. The provisions of Section 7 shall survive the termination or cancellation of this Agreement.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed, delivered or telefaxed to Targa Resources Partners LP and confirmed to it at 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, attention of Paul W. Chung, General Counsel (fax no. 713.554.1110) with a copy to Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002-6760, attention of Thomas G. Zentner (fax no. 713.758.2346); or, if sent to each Manager, will be mailed, delivered or telefaxed to:

Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: General Counsel	Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10012 Attention: General Counsel

Deutsche Bank Securities Inc. 60 Wall Street New York New York 10005 Attention: General Counsel	Jefferies LLC 520 Madison Avenue New York, New York 10022 Attention: General Counsel

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Attention: David Moran, Thomas J. Opladen

and Christopher Norris (Facsimile: (646) 855-3073),

with a copy to ECM Legal (Facsimile: (212) 230-8730)

Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022 Attention: General Counsel

Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: Equity Syndicate (with a copy to the attention of the Legal Department)	Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: General Counsel

RBC Capital Markets, LLC 200 Vesey Street New York, New York 10281 Attention: General Counsel	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, 8th Floor Atlanta, GA 30326 Attention: General Counsel

UBS Investment Bank 1285 Avenue of the Americas New York, New York 10019 Attention: Prospectus Department	Wells Fargo Securities, LLC 375 Park Avenue, 4th Floor New York, New York 10152 Attention: Equity Syndicate Department (Facsimile: (212) 214-5918)

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

12. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliates through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Units and not as a fiduciary of the Partnership, and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Partnership, in connection with the transactions contemplated by this Agreement or the process leading thereto.

13. Research Analyst Independence. The Partnership acknowledges that each Manager’s research analysts and research departments are required to be independent from its investment banking divisions and are subject to certain regulations and internal policies, and that such Manager’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment banking division. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against any Manager with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by any Manager’s investment banking division. The Partnership acknowledges that each Manager is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

14. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral), excluding the Effective Sales Agency Agreement, between the Partnership and any Manager with respect to the subject matter hereof.

15. Applicable Law. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof or thereof.

19. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective under the Act in accordance with the rules and regulations thereunder.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134,” “Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 436(g)” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Managers.

Very truly yours,

Targa Resources Partners LP

By:	TARGA RESOURCES GP LLC
its general partner

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Barclays Capital Inc.

By:	/s/ Amit Chandra
Name:	Amit Chandra
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Michael Casey
Name:	Michael Casey
Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Young Kim
Name:	Young Kim
Title:	Managing Director

By:	/s/ Stephen Lambrix
Name:	Stephen Lambrix
Title:	Director

Jefferies LLC

By:	/s/ Michael Judlowe
Name:	Michael Judlowe
Title:	Managing Director-Equity Capital Markets

Merrill Lynch, Pierce Fenner & Smith Incorporated

By:	/s/ Christian Getz
Name:	Christian Getz
Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

Mizuho Securities USA Inc.

By:	/s/ Derek S. Dillon
Name:	Derek S. Dillon
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Robert Shepardson
Name:	Robert Shepardson
Title:	Managing Director

Raymond James & Associates, Inc.

By:	/s/ Harris Bentsen Falb
Name:	Harris Bentsen Falb
Title:	Vice President

RBC Capital Markets, LLC

By:	/s/ Michael Davis
Name:	Michael Davis
Title:	Managing Director

UBS Securities LLC

By:	/s/ Greg Badavas
Name:	Greg Badavas
Title:	Associate Director

By:	/s/ Nick Bilodeu
Name:	Nick Bilodeu
Title:	Associate Director

[Signature Page to Equity Distribution Agreement]

SunTrust Robinson Humphrey, Inc.

By:	/s/ Jonathan C. Biele
Name:	Jonathan C. Biele
Title:	Managing Director

Wells Fargo Securities, LLC

By:	/s/ Gregory M. Ogborn
Name:	Gregory M. Ogborn
Title:	Vice President

[Signature Page to Equity Distribution Agreement]

SCHEDULE I-A

Subsidiaries

Name	Jurisdiction of Formation	Entity Type
Cedar Bayou Fractionators, L.P.	Delaware	LP
Centrahoma Processing, LLC	Delaware	LLC
DEVCO Holdings LLC	Delaware	LLC
Downstream Energy Ventures Co., L.L.C.	Delaware	LLC
NOARK Energy Services, L.L.C.	Oklahoma	LLC
Pecos Pipeline LLC	Delaware	LLC
Setting Sun Pipeline Corporation	Delaware	Corp
Slider WestOk Gathering, LLC	Delaware	LLC
Salta Properties LLC	Delaware	LLC
Targa Acquisition LLC	Delaware	LLC
Targa Badlands LLC	Delaware	LLC
Targa Canada Liquids Inc.	British Columbia, Canada	Corp
Targa Capital LLC	Delaware	LLC
Targa Chaney Dell LLC	Delaware	LLC
Targa Cogen LLC	Delaware	LLC
Targa Downstream LLC	Delaware	LLC
Targa Gas Marketing LLC	Delaware	LLC
Targa Gas Pipeline LLC	Delaware	LLC
Targa Gas Processing LLC	Delaware	LLC
Targa Intrastate Pipeline LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Louisiana Intrastate LLC	Delaware	LLC
Targa Midkiff LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa MLP Capital LLC	Delaware	LLC
Targa NGL Pipeline Company LLC	Delaware	LLC
Targa Pipeline Escrow LLC	Delaware	LLC
Targa Pipeline Finance Corporation	Delaware	Corp
Targa Pipeline Mid-Continent Holdings LLC	Delaware	LLC
Targa Pipeline Mid-Continent LLC	Delaware	LLC
Targa Pipeline Operating Partnership LP	Delaware	LP
Targa Pipeline Partners GP LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP
Targa Receivables LLC	Delaware	LLC
Targa Resources Operating GP LLC	Delaware	LLC
Targa Resources Operating LLC	Delaware	LLC
Targa Resources Partners Finance Corporation	Delaware	Corp
Targa Sound Terminal LLC	Delaware	LLC
Targa SouthTex Midstream Company LP	Texas	LP

I-A

Targa Terminals LLC	Delaware	LLC
Targa Transport LLC	Delaware	LLC
Tesuque Pipeline, LLC	Delaware	LLC
TPL Arkoma Holdings LLC	Delaware	LLC
TPL Arkoma Inc.	Delaware	Corp
TPL Arkoma Midstream LLC	Delaware	LLC
TPL Barnett LLC	Delaware	LLC
TPL Gas Treating LLC	Delaware	LLC
TPL Laurel Mountain LLC	Delaware	LLC
TPL SouthTex Gas Utility Company LP	Texas	LP
TPL SouthTex Midstream Holding Company LP	Texas	LP
TPL SouthTex Midstream LLC	Delaware	LLC
TPL SouthTex Pipeline Company LLC	Texas	LLC
TPL SouthTex Processing Company LP	Texas	LP
TPL SouthTex Transmission Company LP	Texas	LP
T2 LaSalle Gathering Company LLC	Delaware	LLC
T2 LaSalle Gas Utility LLC	Texas	LLC
T2 Eagle Ford Gathering Company LLC	Delaware	LLC
T2 Gas Utility LLC	Texas	LLC
T2 EF Cogeneration Holdings LLC	Delaware	LLC
T2 EF Cogeneration LLC	Texas	LLC
Velma Intrastate Gas Transmission Company, LLC	Delaware	LLC
Velma Gas Processing Company, LLC	Delaware	LLC
Venice Energy Services Company, L.L.C.	Delaware	LLC
Venice Gathering System, L.L.C.	Delaware	LLC
Versado Gas Processors, L.L.C.	Delaware	LLC
Warren Petroleum Company LLC	Delaware	LLC

I-A

SCHEDULE I-B

Material Subsidiaries

Name	Jurisdiction of Formation	Entity Type
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa Badlands LLC	Delaware	LLC
Targa Downstream LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP

I-B

SCHEDULE II

Formation and Qualification

Name	Jurisdiction of Formation	Entity Type
Targa Resources Partners LP	Delaware	LP
Targa Resources GP LLC	Delaware	LLC
Targa Badlands LLC	Delaware	LLC
Cedar Bayou Fractionators, L.P.	Delaware	LP
Targa Downstream LLC	Delaware	LLC
Targa Liquids Marketing and Trade LLC	Delaware	LLC
Targa Midstream Services LLC	Delaware	LLC
Targa Pipeline Partners LP	Delaware	LP

II

SCHEDULE III

Authorized Representatives

Joe Bob Perkins

James W. Whalen

Jeffrey J. McParland

Matthew J. Meloy

III

EXHIBIT A

FORM OF TERMS AGREEMENT

TARGA RESOURCES PARTNERS LP

Common Units

TERMS AGREEMENT

[            ], 20[    ]

[                    ]

Ladies and Gentlemen:

Targa Resources Partners LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 7, 2015 (the “Equity Distribution Agreement”), among the Partnership and Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Jefferies LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC, to issue and sell to [                    ] (the “Manager”) the securities specified in Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in Schedule I hereto (the “Additional Units”)].1

[The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Common Unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in Schedule I hereto) nor earlier than the second Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]

[1]	All bracketed language to be included only if the applicable Manager has an over-allotment option.

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in Schedule I hereto.

[Signature page follows]

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

Targa Resources Partners LP

By:	TARGA RESOURCES GP LLC
its general partner

By:
Name:	Matthew J. Meloy
Title:	Senior Vice President,
Chief Financial Officer and Treasurer

ACCEPTED as of the date

first written above.

[                    ]

By:
Name:
Title:

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:

Common Units Representing Limited

Partner Interests

Number of Units:

[Number of Additional Units:]

[Price to Public:]

Purchase Price by the Manager:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust

Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)	The opinion referred to in Section 4(l).

(2)	The opinion referred to in Section 4(m).

(3)	The accountants’ letter referred to in Section 4(n).

(4)	The officers’ certificate referred to in Section 4(k).

(5)	Such other documents as the Manager shall reasonably request.